                                                                   EXHIBIT 10.13

                             SUB-SUBLEASE AGREEMENT

         THIS SUB-SUBLEASE AGREEMENT (the "Sub-Sublease"), made as of this 3rd day of July, 2001, by and between Parson Group, LLC, having an office at 190 South LaSalle Street, Chicago, Illinois ("Sub-Sublessor") and Endeavor Pharmaceuticals,Inc., a Delaware corporation having an office at 127 Racine Drive, Wilmington, North Carolina ("Sub-Sublessee").

                                 WITNESSETH:

         WHEREAS, Sub-Sublessor as "Sublessee" entered into a sublease with The Ayco Company, L.P., dated April 10, 2000 (the "Sublease"); and

         WHEREAS, The Ayco Company, L.P., as "Tenant," (herein "Tenant" or "Sublessor") had entered into a lease with Mack-Cali Campus Realty, LLC, (the "Prime Landlord"), as "Landlord", dated September 30, 1998 which lease was amended two (2) times, with the most-recent amendment dated April 4, 2000, (the lease and all amendments thereto are collectively referred to as the "Prime Lease") leasing certain space on the 3rd floor of that certain building located at 8 Campus Drive, Parsippany, New Jersey (the "Building"). Said Prime Lease to which reference is made above is incorporated herein by reference; and,

         WHEREAS, Sub-Sublessor and Sub-Sublessee have agreed that Sub-Sublessor shall sublet approximately 4,258 rentable square feet of such space as rented under the Prime Lease and the Sublease to Sub-Sublessee, as such space is shown on Exhibit "A" attached hereto and by this reference incorporated herein upon the terms and conditions as herein described.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby covenant and agree as follows:

         1. PREMISES, RENT AND TERM. (a) Sub-Sublessor hereby leases to Sub-Sublessee approximately 4,258 rentable square feet, more or less, of space on the 3rd floor of the Building, shown on Exhibit "A" (the "Sublease Premises") commencing on June 25, 2001, (the "Commencement Date") and ending on March 31, 2004 (the "Term").

                  (b) The base rent for such Sublease Premises shall be $10,112.75 calendar month during the Term. The base rent shall be paid beginning August 1, 2001 (the "Rent Commencement Date").

                  (c) Sub-Sublessee shall pay the base rent and Additional Rent as defined in Section 3 below (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term. If Rent is not received within ten
                  (10) days after the due date, Sub-Sublessee agrees to pay a late payment to Sub-Sublessor equal to 10% of the installment of the Rent.
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                  (d) Notwithstanding anything to the contrary contained
                  herein, Sub-Sublessee shall pay the Rent directly to the Sub-Sublessor, Sublessor, or Prime Landlord, as
                  Sublessor shall direct.

                  (e) Sub-Sublessee shall have the use of Sub-Sublessor's parking under the Sublease.

         2. ASSIGNMENT. Sub-Sublessee shall not have the right to assign this Sub-Sublease or further sublet the Sublease Premises, in whole or in part, nor shall Sub-Sublessee permit Sub-Sublessee's interest in this Sub-Sublease to be vested in any third-party by operation of law or otherwise, without the prior written approval from Sub-Sublessor, Sublessor, and the Prime Landlord.

         3. OTHER CHARGES. Sub-Sublessee shall be liable for 100% of electricity charges relating to the Sublease Premises. Sub-Sublessee shall pay, on the first of every month during the Term beginning August 1, 2001, one-twelfth (1/12) of annual estimated electricity charges of $1.50 a square foot of the Sublease Premises. At the end of each calendar year during the Term hereof, Sub-Sublessor shall prorate the actual electricity charges allocable to the Sublease Premises based upon the electricity charges presented to Sub-Sublessor by Sublessor, or by the Prime Landlord. In the event the estimated electricity charges paid by Sub-Sublessee do not equal or exceed the prorated actual electricity charges, Sub-Sublessee shall immediately pay the difference to Sub-Sublessor. In the event Sub-Sublessee is entitled to a credit, it shall be applied to the next installment of Rent. If Sub-Sublessee shall procure any additional services from the Building, such as after-hour HVAC, Sub-Sublessee shall pay for same at the rates charged therefore by the Prime Landlord and shall make such payment to the Sub-Sublessor, Sublessor, or Prime Landlord, as Sublessor shall direct. Any Rent or other sums payable by Sub-Sublessee under this Paragraph 3 shall be Additional Rent and collectible by Sub-Sublessor as such. If Sub-Sublessor shall receive any refund from Prime Landlord, or Sublessor, Sub-Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sub-Sublessee.

         4. SUBORDINATE TO PRIME LEASE AND SUBLEASE. This Sub-Sublease is subject and subordinate in all instances and under all circumstances to the Prime Lease and the Sublease. In case of any breach hereof by Sub-Sublessee, Sub-Sublessor shall have all the rights against Sub-Sublessee as would be available to Prime Landlord against "Tenant" under the Prime Lease.

         5. USE. Sub-Sublessee shall use the Sublease Premises in accordance with and subject to the Prime Lease, and in a manner which does not interfere with Tenant or Sub-Sublessor, or create any disturbance or nuisance to any other party.

         6. SERVICES. Not withstanding anything to the contrary contained herein, the only services or rights to which Sub-Sublessee is entitled hereunder are those to which Sub-Sublessor is entitled to as a Sublessee under the Sublease and that for all such services and rights Sub-Sublessee will look to Prime Landlord under the Prime Lease. In the event Sub-Sublessor is in default as Sublessee under the Sublease, Sub-Sublessee shall have the right to cure Sub-Sublessor's default and pay any Rent payable hereunder directly to the Prime Landlord or Sublessor.

         7. NO ACTS; INDEMNITY. (a) Sub-Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease or Sublease to be terminated or forfeited or any claims to accrue to the benefit of the Prime Landlord by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Landlord under the Prime Lease.

                  (b) Sub-Sublessee hereby indemnifies and holds Sub-Sublessor and Sublessor harmless from and against all loss, cost, damage or expense, including, but not limited to, attorneys' fees and court costs, incurred by Sub-Sublessor or Sublessor by reason of any default on the part of Sub-Sublessee by reason of which the Prime Lease or Sublease may be terminated or forfeited, or any claims shall accrue to the benefit of or for Prime Landlord under the Prime Lease, and against any and all other loss, cost, damage or expense incurred or suffered by Sub-Sublessor or Sublessor as a result of or arising out of the negligence of Sub-Sublessee or the failure of Sub-Sublessee to act in accordance with this Sub-Sublease.

         8.                PAYMENTS TO SUB-SUBLESSOR BY SUB-SUBLESSEE.
                  Sub-Sublessee shall pay Sub-Sublessor, upon the execution and delivery of this Sub-Sublease, the sum of Ten Thousand
                  One Hundred Twelve Dollars and Twenty-Five Cents ($10,112.75) as a security deposit. Such security deposit shall be returned to Sub-Sublessee within ten days of the end of the Sub-Sublease Term unless Sub-Sublessor notifies Sub-Sublessee within such ten-day period of a default or breach that justifies not returning any such security deposit. If security deposit is not returned in a timely manner Sub-Sublessor shall pay Sub-Sublessee interest on any portion not returned at a rate of one and one-half percent (1-1/2%) per month.


         9.                SUBLEASE PREMISES; REVIEW BY SUB-SUBLESSEE:
                  (a) Sub-Sublessee shall take the Sublease Premises
                  "as is, where is", and Sub-Sublessor makes and has made no representations or warranties whatsoever with respect to the Sublease Premises or the fitness thereof for Sub-Sublessee's intended purpose.

                  (b) Sub-Sublessee hereby acknowledges and agrees that Sub-Sublessee has had the opportunity to and has reviewed the Prime Lease and the Sublease. Sub-Sublessor makes no representations or warranties about said Prime Lease and Sublease.
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                  (c) Sub-Sublessee shall not alter the Sublease Premises in any manner without the prior written consent of Sub-Sublessor, Sublessor and Prime Landlord.

         10. BROKERAGE. Sub-Sublessor and Sublessee (individually hereafter, "Indemnitor") each represent and warrant to the other party ("Indemnitee") that neither it nor its officers or agents nor anyone acting on its behalf has death with any real estate broker other than Newmark JGT of New Jersey, LLC, and Peter Elliott, New Jersey, LLC, and Indemnitor agrees to indemnify and hold Indemnitee, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands,judgments, settlements, claims, and losses, including reasonable attorneys fees and costs, incurred by Indemnitee in conjunction with any such claim or claims of any broker or brokers claiming to have interested Sub-Sublessee in the Building or Sublease Premises on behalf of Indemnitor or claiming to have cause Sub-Sublessee to enter into this Sub-Sublease on behalf of Indemnitor. Sub-Sublessor shall pay the fees of Newmark JGT of New Jersey, LLC, and Peter Elliott, New Jersey, LLC.

         11. INSURANCE. Sub-Sublessee shall obtain and maintain continuously during the Term of this Sub-Sublease all insurance identified on Exhibit B, attached hereto.

         12. CONSENT OF PRIME LANDLORD AND SUBLESSOR. This Sub-Sublease is contingent upon the written consent of the Prime Landlord and Sublessor to the same. If such consent is not granted within thirty (30) days of the date hereof, this Sublease shall automatically terminate, Rent shall be prorated to the date of termination and neither party shall have any liability to the other as a result of such termination.

         13. FURNITURE: WIRING. Sub-Sublessor shall transfer to Sub-Sublessee all of its right, title and interest in the furniture located at the Sublease Premises, listed on Exhibit C, attached hereto, and in the data/communications wiring and "rack" located at the Sublease Premises, at no additional cost. Sub-Sublessee accepts all such furniture, wiring and "rack" "as is" and "where is".

         14. NO OTHER AGREEMENTS. All prior understandings and agreements between Sub-Sublessor and Sub-Sublessee are merged within this Sub-Sublease, which alone fully and completely sets forth the understanding of the parties hereto. This Sub-Sublease may not be changed or terminated in any manner other than by an agreement in writing, executed by the party against whom enforcement of the change or termination is sought.

         15. NOTICE. Any notice of demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed as follows:

              If to Sublease:       Endeavor Pharmaceuticals, Inc.
                                    8 Campus Drive
                                    Parsippany, NJ 07054
                                    ATTN: Kathleen M. Milligan

              With a copy to:       Endeavor Pharmaceuticals, Inc.
                                    127 Racine Drive, Suite 202
                                    Wilmington, NC 28403
                                    ATTN: Stephen F. Rizzo

              If to Sublessor:      Parson Group, LLC
                                    190 South LaSalle Street
                                    Fifth Floor
                                    Chicago, Illinois 60606
                                    ATTN: Dan Weinfurter

              With a copy to:       Charles J. Corrigan
                                    The Collins Law Firm, P.C.
                                    1770 North Park Street
                                    Suite 200
                                    Naperville, Illinois 60563

              Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         16. BINDING. The covenants and agreements herein contained shall bind and inure to the benefit of Sub-Sublessor, Sub-lessee, and their respective executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have caused this Sub-Sublease to be executed on the day and year first above-written.



"SUB-SUBLESSOR"

Parson Group, LLC

By: /s/
   ------------------------------


"SUB-SUBLESSEE"

Endeavor Pharmaceuticals, Inc.

By: Steven F. Rizzo
   ------------------------------
    Steven F. Rizzo
    Vice President

                                   EXHIBIT A
                                   ---------


                                  [FLOOR PLAN]

                                   EXHIBIT B
                                   ---------

         Sub-Sublessee shall be required to maintain the following insurance coverage during the Term of the Sub-Sublease:

         1. Commercial General Liability Insurance with respect to the Sublease Premises and the business of the Sub-Sublessee, under limits of liability of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried: (a) under a blanket policy covering the Sublease Premises and other locations of Sub-Sublessee; or (b) under a primary liability policy of not less than One Million Dollars ($1,000,000.00) and the balance under an umbrella policy.

         2. Fire and Extended Coverage in an amount adequate to cover the cost of replacement of all personal property, trade fixtures, furnishings, equipment and all contents in the Sublease Premises.

         3. Workers' Compensation Insurance in the minimum statutory amount covering all persons employed by Sub-Sublessee.

         All insurance shall name the Prime Landlord, Sublessor, and Sub-Sublessor as additional named insureds.

                                   EXHIBIT C

                              FURNITURE INVENTORY

Reception Area Desk

4 tables, long narrow

3 file cabinets - 4 drawer

2 desks

3 round tables

1 large table

Refrigerator (small)

Microwave

Cabinet

19 Maroon Deskside Chairs

17 Black Desk Chairs

2 easels

1 whiteboard